First Amendment To Loan Agreement

This First Amendment to Loan Agreement ("Amendment") is dated January 3, 2008, and is between Regions Bank, an Alabama banking corporation ("Lender") and Bioanalytical Systems, Inc., an Indiana corporation ("Borrower").

Recitals

Lender and Borrower entered into a certain Loan Agreement dated December 18, 2007 (as may be further amended from time to time, the "Loan Agreement").

The parties desire to amend the Loan Agreement to modify the interest rate and payment schedule of the loan provided by the Loan Agreement, as herein provided.

Terms

NOW, THEREFORE, in consideration of the foregoing and the mutual obligations of the parties hereto, the Loan Agreement is hereby amended as follows:

1. **Amendments to the Loan Agreement.**

a. **Section 1 (Definitions)**. Section 1 (Definitions) of the Loan Agreement is amended by substituting the following definition in lieu of the like definition in the Loan Agreement:

"**Obligations**" means (a) all Indebtedness including all future advances; (b) all accrued and unpaid fees under this Agreement; (c) and all other obligations and liabilities of Borrower to Lender of every kind, direct or indirect, absolute or contingent, now existing or hereafter arising, whether or not arising in connection with this Agreement, the Loan or the Instruments, and whether or not contemplated by Borrower or Lender as of the date of this Agreement, including without limitation all extensions, modifications, consolidations, replacements and renewals of the Indebtedness, and all costs of collection and enforcement thereof, including reasonable attorneys' fees; (d) all of Borrower's obligations under or in connection with existing or future swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) with Lender or any of its affiliates; and (e) any duty of Borrower to act or to refrain from acting in connection with any Obligation.

b. **Schedules to Loan Agreement.** The Loan Agreement is hereby amended by substituting Schedules C and D to this Amendment in lieu of the existing Schedules C and D to the Loan Agreement.

2. **Continuing Effect.** All other terms, conditions, representations, warranties and covenants contained in the Loan Agreement shall remain the same and shall continue in full force and effect. In consideration hereof, Borrower represents and warrants that each

(3) All reasonable expenses of the Lender (including, without limitation, reasonable attorneys' fees), shall have been reimbursed by Borrower.

(b) All legal matters incident to this Amendment shall be reasonably satisfactory to the Lender and its counsel.

4. **COUNTERPARTS.** This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile signatures will be deemed acceptable and binding.

The parties are signing this Amendment on the date stated in the introductory paragraph.

LENDER:

REGIONS BANK

By: /s/ Daniel R. House
Daniel R. House
Senior Vice President

BORROWER:

BIOANALYTICAL SYSTEMS, INC.

By: /s/ Michael R. Cox
Michael R. Cox
Vice President - Finance and Administration

STATE OF INDIANA)
) SS:
TIPPECANOE COUNTY)

Before me, the undersigned Notary Public, personally appeared Michael R. Cox, as Vice President - Finance and Administration of Bioanalytical Systems, Inc., an Indiana corporation, who on behalf of Bioanalytical Systems, Inc. acknowledged the execution of the foregoing instrument and swore to the truth of the statements made therein.

Witness my hand and Notarial Seal this 4th day of January, 2008.

SEAL

Lina L. Reeves-Kerner
Notary Public Signature

LINA L. REEVES-KERNER
Printed Name

My Commission Expires: 3/17/08

County of Residence: TIPPECANOE

452681.1

FIRST REPLACEMENT PROMISSORY NOTE
(TERM LOAN)

$1,400,000.00

Lafayette, Indiana
Date: January 3, 2008
Due: December 18, 2010

FOR VALUE RECEIVED, Bioanalytical Systems, Inc., an Indiana corporation ("Maker") hereby promises to pay to the order of Regions Bank, an Alabama banking corporation ("Payee"), on or before December 18, 2010 (the "Maturity Date"), the principal sum of One Million Four Hundred Thousand Dollars and No Cents ($1,400,000.00) or such lesser sum as may advanced and outstanding from time to time as shown in the records of Payee, together with interest prior to the Maturity Date, upon the terms set forth in this Promissory Note.

1. **DEFINITIONS.** In addition to the terms defined elsewhere in this Promissory Note or the Loan Agreement, terms used in this Promissory Note with their initial letters capitalized will have the following meanings unless the context clearly requires otherwise, and these definitions will apply to both the singular and plural forms of the defined terms:

"Advance" means a disbursement made to Maker pursuant to this Promissory Note.

"Business Day" means a day on which the office of Payee at which payments under this Promissory Note are to be made is open for business.

"Interest Period" means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due one month thereafter; provided (i) the first Interest Period shall commence on the date hereof and ends on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the Maturity Date of this Promissory Note shall end on the Maturity Date of this Promissory Note.

"LIBOR" means the London Interbank Offered Rate.

"LIBOR Business Day" means a day on which the office of the Lender at which payments under this Promissory Note are to be made is open for business and on which dealings in U.S. dollar deposits are carried out in the London interbank market.

"London Interbank Offered Rate" means, with respect to any Interest Period, that rate for deposits in U.S. dollars for a period comparable to the term of such Interest Period which appears on Reuters Screen LIBOR01 (or such other reference that may replace that reference on that service or a successor service) as of 11:00 a.m., London, England time on the day that is two

LIBOR Business Days preceding the first day of such Interest Period (or if not so reported, then as determined by the Payee from another recognized source or interbank quotation).

"Maturity Date" means December 18, 2010.

2. **INTEREST.** The outstanding principal balance of this Promissory Note shall bear interest from the date made until the due date, at a variable rate per annum which is equal to 215 basis points (2.15%) over LIBOR. All computations of interest and fees under this Agreement shall be made on the basis of a year of three hundred sixty (360) days and calculated for the actual days elapsed. Interest shall accrue on any principal balance outstanding from and including the date of an Advance to but excluding the date on which such principal balance is repaid.

3. **REPAYMENT.** Maker will repay this Promissory Note in principal payments as set forth in, and incorporated herein by reference from, Schedule A attached hereto, together with accrued interest thereon. All remaining principal and accrued interest shall be due and payable on the Maturity Date. The final payment on the Maturity Date will be a balloon payment in an amount sufficient to repay all remaining indebtedness under this Promissory Note.

In any and all events, the entire remaining balance of this Promissory Note is due and payable on the Maturity Date. Payee's acceptance of any payment less than payment in full of all amounts due and owing at that time shall not constitute a waiver of Payee's right to receive payment in full at that or any other time.

Maker shall pay each payment of principal and interest due under this Promissory Note to Payee at any of Payee's offices. All sums paid on this Promissory Note shall be applied first to fees and costs of Payee in connection with the enforcement of the terms and conditions of the Loan Agreement and this Promissory Note, second to interest accrued to the date of payment, and finally to principal. Each payment due under this Promissory Note shall be made without set-off or counterclaim in immediately available funds on a Business Day not later than 12:30 p.m. Lafayette, Indiana time. All sums received after such time shall be deemed received on the next Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day.

All sums payable under this Promissory Note will be payable with attorneys' fees and costs of collection and without relief from valuation and appraisement laws. Maker and all endorsers of this Promissory Note hereby severally waive presentment for payment, protest, notice of protest, notice of non-payment and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Promissory Note, notice of loans made, credit extended, collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description. Further, Maker and all endorsers of this Promissory Note hereby severally consent to extensions of time with respect to sums payable under this Promissory Note and any collateral for this indebtedness. Maker consents to any extension or postponement of the time of payment or any other indulgence to any substitution, exchange or release of or failure to perfect any security interest in such collateral, to

the adding or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon, and the settlement, compromise or adjustment of any thereof, all in such manner and at such time as Payee may deem advisable.

4. **PREPAYMENT.** Maker may prepay all or any portion of the principal amount outstanding under this Promissory Note at any time without premium or penalty.

5. **DEFAULT RATE AND LATE CHARGE.** After maturity (by acceleration or otherwise) the unpaid balance (both principal and unpaid pre-maturity interest) shall bear interest at a default rate equal to four percent (4%) over the rate of interest in effect immediately prior to maturity. If any payment under this Promissory Note is not received by the holder of this Promissory Note within ten (10) calendar days after the payment is due, Maker will pay to the holder of this Promissory Note a late charge of the lesser of One Thousand Dollars ($1,000) or five percent (5%) of the amount due.

6. **NOTICES.** All notices to be given pursuant to this Promissory Note will be sufficient if given by personal service, or by overnight delivery service, or by facsimile transmission, or by postage prepaid mailing by certified or registered mail with return receipt requested, to the parties as set forth below, or to such other address as a party may request by notice given under this Section. Any time period provided for the giving of any notice shall begin on the date of personal service, the day after delivery to the overnight delivery service, the day after sending the facsimile transmission, or two (2) days after mailing by certified or registered mail. However, any failure to give notice in accordance with this Section will not invalidate the notice if the notice was in fact in writing and actually received by the party to whom it was directed.

MAKER: Bioanalytical Systems, Inc.
2701 Kent Ave.
West Lafayette, IN 47906

PAYEE: REGIONS BANK
an Alabama banking corporation
437 South Street
P.O. Box 780
Lafayette, IN 47902-0780

7. **GOVERNING LAW.** This Promissory Note and all rights and obligations under this Promissory Note, including matters of construction, validity and performance, shall be governed by the Uniform Commercial Code and other laws of the State of Indiana applicable to contracts made and to be performed entirely within the State of Indiana and without giving effect to conflict of laws principles.

8. **SEVERABILITY.** The provisions of this Promissory Note are intended to be severable. If any provision of this Promissory Note is held invalid or unenforceable in whole or in part in any jurisdiction, that provision shall, as to such jurisdiction, be ineffective to the extent

of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions of this Promissory Note in any jurisdiction.

9. **SETOFF**. Payee shall have the right at any time to apply Payee's own debt or liability to Maker or to any other party liable on this Promissory Note in whole or partial payment of this Promissory Note or other present or future liabilities of Maker to Payee, without any requirement of mutual maturity.

10. **RELATED DOCUMENTS**. This Promissory Note is made pursuant to a Loan Agreement (the "Loan Agreement"), dated December 18, 2007, between Maker as Borrower and Payee as Lender, as amended by a First Amendment to Loan Agreement dated January 3, 2008 (as amended, and as may be further amended from time to time, the "Loan Agreement") and is secured by the Instruments referred to in the Loan Agreement. The terms, conditions and definitions of the Loan Agreement are incorporated in this Promissory Note by this reference. If any installment due on this Promissory Note is not paid when due, or if an Event of Default exists under the Loan Agreement and is not cured within the grace period (if any) allowed for the cure thereof, or if at any time the holder of this Promissory Note deems itself insecure, the unpaid principal balance of this Promissory Note together with interest accrued thereon, at the option of the holder of this Promissory Note, shall become due and payable immediately without notice or demand.

The Instruments referred to in the preceding paragraph may also secure the payment of other Indebtedness of Maker and the performance of other Obligations of Maker. A default in the payment of any other Indebtedness of Maker or in the performance of other Obligations of Maker shall constitute a default under this Promissory Note. Nothing in this Promissory Note shall in any way lessen or impair the rights of the holder with respect to this Promissory Note. This Promissory Note and the other Indebtedness and Obligations referred to above shall remain separate obligations of Maker and shall be separately enforceable according to their respective terms. The holder may institute separate proceedings with respect to each simultaneously or in such order and such times as the holder may elect. The pendency of any proceedings with respect to this Promissory Note or other Indebtedness or Obligations shall not be grounds for the abatement or for hindering, delaying or preventing any proceedings with respect to any other Indebtedness or Obligations. Default under each shall constitute a separate cause of action and the institution of proceedings upon one, but not all, shall not be construed as splitting a cause of action by the holder.

11. **WAIVER**. Each endorser and any other party liable on this Promissory Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Promissory Note. No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Payee of any right or remedy shall preclude any other future exercise of it or the

exercise of any other right or remedy. No waiver or indulgence by Payee of any default shall be effective unless in writing and signed by Payee, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

12. **MISCELLANEOUS**. This Promissory Note shall be binding on Maker and Maker's successors, and shall inure to the benefit of Payee, its successors and assigns. Any reference to Payee shall include any holder of this Promissory Note. Section headings are for convenience of reference only and shall not affect the interpretation of this Promissory Note. This Promissory Note, the Loan Agreement and the Instruments embody the entire agreement between Maker and Payee regarding the terms of the loan evidenced by this Promissory Note and supersede all oral statements and prior writings relating to that Loan.

13. WAIVER OF JURY TRIAL. MAKER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT MAKER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS PROMISSORY NOTE, THE INSTRUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF ANY PARTY. MAKER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY LENDER.

Maker is signing this Promissory Note on the date first above written.

MAKER:

BIOANALYTICAL SYSTEMS, INC.

By: ______________________

Michael R. Cox
Vice President - Finance and Administration

SCHEDULE C
TO
REGIONS BANK - BIOANALYTICAL SYSTEMS, INC. LOAN AGREEMENT

TERMS OF TERM LOAN

Loan Amount:	One Million Four Hundred Thousand Dollars and No Cents ($1,400,000.00)
Interest:	Interest on the Promissory Note will accrue at a floating rate which is equal to 215 basis points (2.15%) over LIBOR.
Maturity Date:	On or before December 18, 2010
Payments:	Principal payments as set forth in Schedule A attached to the Promissory Note, together with accrued interest thereon. All remaining principal and accrued interest shall be due and payable on the Maturity Date. The final payment on the Maturity Date will be a balloon payment in an amount sufficient to repay all remaining indebtedness under this Promissory Note.
Prepayments:	Borrower may prepay all or any portion of the principal amount outstanding under the Promissory Note at any time without premium or penalty.
Definitions:	"Interest Period" means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due <u>one month</u> thereafter; provided (i) the first Interest Period shall commence on the date hereof and ends on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the Maturity Date of this Promissory Note shall end on the Maturity Date of this Promissory Note. "LIBOR" means the London Interbank Offered Rate. "LIBOR Business Day" means a day on which the office of the Lender at which payments under this Promissory Note are to be made is open for business and on which dealings in U.S. dollar deposits are carried out in the London interbank market. "London Interbank Offered Rate" means, with respect to any Interest Period, that rate for deposits in U.S. dollars for a period

comparable to the term of such Interest Period which appears on Reuters Screen LIBOR01 (or such other reference that may replace that reference on that service or a successor service) as of 11:00 a.m., London, England time on the day that is two LIBOR Business Days preceding the first day of such Interest Period (or if not so reported, then as determined by the Payee from another recognized source or interbank quotation).

SCHEDULE D
TO
REGIONS BANK - BIOANALYTICAL SYSTEMS, INC. LOAN AGREEMENT

FIRST REPLACEMENT PROMISSORY NOTE (TERM LOAN)

(See Attached)

BIOANALYTICAL SYSTEMS, INC.

OFFICER'S CERTIFICATE

I certify that I am the Vice President - Finance and Administration of Bioanalytical Systems, Inc., an Indiana corporation (the "Company"), and that in such capacity I have sufficient access to and knowledge of the contents of the books and records of the Company to make the certifications set forth below.

I also certify that the Articles of Incorporation and Bylaws of the Company have not been amended, modified, rescinded, repealed or otherwise affected since delivery of such to Regions Bank on December 18, 2007 and are in full force and effect as of the date of this Certificate.

I also certify that the Certificate of Authority executed on behalf of the Company by Richard M. Shepperd, CEO of the Company, dated December 18, 2007 has not been amended, modified, rescinded, repealed or otherwise affected and is in full force and effect as of the date of this Certificate.

I also certify that the resolutions adopted by the Board of Directors of the Company dated October 11, 2007 have not been amended, modified, rescinded, repealed or otherwise affected and are in full force and effect as of the date of this Certificate.

I am signing this certificate on January 3, 2008.

BIOANALYTICAL SYSTEMS, INC.

By: [signature]
Michael R. Cox
Vice President - Finance and Administration